UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 2, 2007
DYNAVAX TECHNOLOGIES
CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50577 (Commission File Number)	33-0728374 (I.R.S. Employer Identification No.)
2929 Seventh Street, Suite 100
Berkeley, California 94710
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 848-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.
On May 2, 2007, Dynavax Technologies Corporation issued a press release announcing its fiscal 2007 first quarter financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
The information in this current report and in the accompanying exhibit shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this current report and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Dynavax Technologies Corporation, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On or about April 30, 2007, Dynavax exercised its existing program option to acquire the rights to the hepatitis B program by notice to Symphony Dynamo, Inc. and Symphony Dynamo Holdings LLC under the terms and conditions of the Amended and Restated Research and Development Agreement among the parties dated April 18, 2006. The exercise of the program option triggers a payment obligation of $15 million to Symphony Dynamo Holdings LLC upon the expiration of the Symphony Dynamo collaboration if the purchase option for all programs is not exercised. Dynavax may exercise its purchase option for all programs at specified prices at any time prior to the fifth anniversary of the arrangement.
Item 9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 2, 2007 entitled “Dynavax Announces First Quarter 2007 Financial Results.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dynavax Technologies Corporation
Dated: May 2, 2007	By:	/s/ Deborah A. Smeltzer
Deborah A. Smeltzer, Vice President,
Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press release, dated May 2, 2007 entitled “Dynavax Announces First Quarter 2007 Financial Results.”